AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2000
                                                REGISTRATION NO. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                    CONECTIV
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                         51-0377417
-------------------------------                            ----------------
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                                 800 KING STREET
                              WILMINGTON, DE 19899
                          ATTN: JOHN C. VAN RODEN, JR.
                                 (302) 429-3116
          -------------------------------------------------------------
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)


                            SAVINGS & INVESTMENT PLAN
                            ------------------------
                            (FULL TITLE OF THE PLAN)


                             JOHN C. VAN RODEN, JR.
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                    CONECTIV
                                 800 KING STREET
                              WILMINGTON, DE 19899
                                 (302) 429-3116
 ------------------------------------------------------------------------------
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

-------------------------- ------------------------ ----------------------- ------------------------ -----------------------
Title of each class of                                 Proposed maximum        Proposed maximum
    securities to               Amount to be            offering price        aggregate offering           Amount of
   be registered (1)             registered             per share (2)                price (3)         registration fee
-------------------------- ------------------------ ----------------------- ------------------------ -----------------------
Common Stock, par value        300,000 shares               $19.00                $5,700,000                 $1,505
$0.01 per share
-------------------------- ------------------------ ----------------------- ------------------------ -----------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Conectiv Savings & Investment Plan.

(2) Estimated solely for purposes of calculating the registration fee and pursuant to Rule 457(c) of the Securities Act based on the average of the high and low sale price of the Common Stock on the New York Stock Exchange Composite Transactions on November 27, 2000.

(3) The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(g) under the Securities Act, as amended, and represents the number of shares offered multiplied by a per share price of $19.00, the average price of Conectiv Common Stock on the New York Stock Exchange Composite Transactions on November 27, 2000.

                                     PART I

         The documents containing the information specified in Part I will be sent or given to each person eligible to participate in the Conectiv Savings & Investment Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission under Part I of this Registration Statement or any Prospectus filed pursuant to Rule 424 under the Securities Act.


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



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Conectiv (the "Company") hereby undertakes to provide without charge to each person, including any beneficial owner of shares of the Company to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated in this Prospectus by reference. Requests for such documents should be directed to Director - Investor Relations, Conectiv, 800 King Street, Wilmington, DE 19899, (Tel.) 302-429-3934.

         The following documents, previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2000.

         3. The Company's Current Reports on Form 8-K filed on June 15, July 10 and October 20, 2000.

         4. The description of the Company's Common Stock contained in the Joint Proxy Statement of Delmarva Power & Light Company and Atlantic Energy, Inc. / Prospectus of Conectiv, Inc. (Incorporated by reference to the filing on Form S-4 (File No. 333-18843) dated December 26, 1996).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.


         The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The consolidated financial statements and related schedules incorporated by reference in this Registration Statement from the Conectiv Annual Report on Form 10-K for the fiscal year ended December 31, 1999, have been included herein and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants.

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Peter F. Clark, Vice President and General Counsel for the Company.

         As of November 27, 2000, Mr. Clark, whose opinion is included herewith as Exhibit 5, held, in the form of stock and share equivalents in the Company's employee benefit plans, 2,886 shares of the Company's Common Stock and had been granted 4,335 performance shares as to which full rights will not vest, if at all, until a future date. On such date, Mr. Clark's shares, including the performance shares, had a fair market value of approximately $137,199.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, inter alia, generally empowers a Delaware Corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expense (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination that indemnification is proper under the circumstances. Such determination shall be made, with respect to a person who is a director or officer, at the time of such determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorized a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         The Restated Certificate and Articles of Incorporation of the Company provides that the Company shall indemnify, to the full extent that it shall have power to do so under applicable law, each director and officer against all costs and liabilities reasonably incurred by or imposed on such persons in connection with any action, suit or proceeding, whether civil, criminal or investigative in which such director or officer may be involved by reason of being or having been a director or officer of the Company. This provision is not exclusive of other rights to which any director or officer may otherwise be entitled. Under applicable corporate law, the Company may, upon a determination that such persons have met the applicable statutory standard of conduct, indemnify directors, officers, employees and agents against expenses, judgments, fines and settlement payments reasonably incurred.

         Subject to certain exceptions, the directors and all corporate officers of the Company are insured for not less than $75,000,000 because of any claim or claims made against them, including claims arising under the Securities Act, and caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as such directors or officers, and the Company is insured to the extent that it shall have indemnified the directors and officers for such loss. The premiums for such insurance are paid by the Company.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index on page II-7.

ITEM 9.  UNDERTAKINGS.

         *(a)     The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) to include any prospectus required by Section 10(a)(3)
                         of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         *(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         *(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

* Paragraph references correspond to those of Regulation S-K, Item 512.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington and the State of Delaware, on this 30th day of November, 2000.

                                          CONECTIV

                                          By: /s/ J.C. van Roden, Jr.
                                             ------------------------
                                             Name:   J.C. van Roden, Jr.
                                             Title:  Senior Vice President and
                                                     Chief Financial Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in the capacities and on the date indicated below.

Signature                               Title                                      Date
---------                               -----                                      ----
/s/ H.E. Cosgrove              Chairman of the Board,                            November 30, 2000
-----------------------------  President, Chief Executive Officer
H.E. Cosgrove                  and Director (Principal Executive Officer)

/s/ J.C. van Roden, Jr.        Senior Vice President and                         November 30, 2000
-----------------------------  Chief Financial Officer
J.C. van Roden, Jr.            (Principal Financial Officer)

/s/ J.P. Lavin                 Controller                                        November 30, 2000
-----------------------------  (Principal Accounting Officer)
J.P. Lavin

/s/ R.F. Balotti               Director                                          November 30, 2000
-----------------------------
R.F. Balotti

               *               Director                                          November 30, 2000
-----------------------------
S.I. Gore

               *               Director                                          November 30, 2000
-----------------------------
R.B. McGlynn

               *               Director                                          November 30, 2000
-----------------------------
B.J. Morgan

*  By J.C. van Roden, Jr., attorney-in-fact

                                  EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------
5                Opinion of Peter F. Clark, Esq., as to the legality of the securities being registered hereunder.

23(a)            Consent of Peter F. Clark, Esq. (included in Exhibit 5).

23(b)            Consent of PricewaterhouseCoopers, LLP, independent accountants.